Exhibit 99.1
News Release
For Immediate Release: March 6, 2014
H&R Block Reports U.S. Tax Volume Through Feb. 28; Fiscal 2014 Third Quarter Earnings

KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) the world’s largest consumer tax services provider, today released U.S. tax volume through Feb. 28 and earnings for its fiscal 2014 third quarter ended January 31, 2014.
As a result of the delayed opening of the Internal Revenue Service’s (IRS) e-file system to Jan. 31, revenue related to tax returns prepared but not yet filed totaling $277 million shifted to the company’s fiscal fourth quarter ending April 30. A majority of the company’s revenues and all of its fiscal 2014 earnings will occur during its fiscal fourth quarter, and thus fiscal third quarter results are not indicative of expected performance for the full year.
The company recently outlined its strategy to grow revenues through a balance of improved client mix and increased product attachments and believes it remains on track to achieve these goals. Consistent with this strategy, the company discontinued its free federal 1040EZ promotion in virtually all markets and exited unprofitable retail partnerships. As a result, total U.S. tax returns prepared by and through H&R Block were lower by 6 percent through Feb. 28.

CEO Perspective
“In line with the strategy outlined at our most recent investor day last December, we entered this tax season with a solid plan focused on growing Tax Plus revenue” said Bill Cobb, H&R Block’s president and chief executive officer. “While there is still over a month left in this tax season, our early results indicate that we are on track to achieve our objectives this year,” added Cobb.

Fiscal 2014 Third Quarter Highlights1

▪
Revenues decreased 58 percent[2], or $272 million, to $200 million primarily due to $277 million of revenue related to tax returns prepared but not yet filed which will be recorded during the company's fiscal fourth quarter

▪	Adjusted net loss from continuing operations increased to $209 million, or $(0.77) per share, due almost entirely to the timing shift in revenues described above

▪	Company declares 206th consecutive quarterly dividend

1     All per share amounts are based on fully diluted shares.
2     Unless otherwise noted, all comparisons, including those made to the “prior year,” refer to the current period compared to the prior year period.

Fiscal 2014 Third Quarter Results From Continuing Operations3

	Actual		Adjusted
(in millions, except EPS)	Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2013
Revenue	$200	$472	$200	$472
EBITDA	$(302)	$(52)	$(301)	$(47)
Pretax Loss	$(348)	$(96)	$(347)	$(91)
Net Loss	$(213)	$(17)	$(209)	$(57)
Weighted-Avg. Shares - Diluted	274.1	271.5	274.1	271.5
EPS	$(0.78)	$(0.06)	$(0.77)	$(0.21)

Business Segment Financial Results and Highlights
CFO Perspective
"For the second consecutive year we’ve seen a late start to the tax season, resulting in the majority of our business occurring in the fiscal fourth quarter. Given the seasonal nature of our business, the focus remains on our performance for the full year,” said Greg Macfarlane, H&R Block’s chief financial officer. “We’re pleased with our early season financial results, and continue to expect our full year EBITDA margin to be consistent with last year.”

Business Segment Results and Highlights
Tax Services

▪
Revenues decreased $271 million to $194 million, primarily due to a $277 million shift of revenue from the fiscal third quarter to the fiscal fourth quarter related to completed tax returns that were not filed by Jan. 31

▪	Operating expenses decreased $13 million to $516 million

▪	Pretax loss increased to $322 million, primarily due to the timing shift in revenues mentioned above

Corporate

▪	Total operating expenses decreased $8 million to $32 million, primarily due to lower interest expense and mortgage loan loss provisions

▪	Pretax loss decreased $6 million to $26 million

Discontinued Operations

▪	Net loss of $2 million improved by $1 million from the prior year

▪	Sand Canyon Corporation (SCC), a separate legal entity of H&R Block, Inc., received new claims for alleged breaches of representations and warranties in the principal amount of $1 million

▪	SCC's accrual for contingent losses relating to representations and warranties remained unchanged at $159 million

[3]
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure, which the company finds relevant when measuring its performance. The company also reports adjusted financial performance, which it believes is a better indication of the company's recurring operations. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Dividend
A previously announced quarterly cash dividend of 20 cents per share is payable April 1, 2014, to shareholders of record as of March 17, 2014.
The April 1 dividend payment will mark H&R Block’s 206th consecutive quarterly dividend since the company went public in 1962.

Conference Call
In conjunction with the fiscal third quarter results, the company will host a conference call at 4:30 p.m. Eastern time on March 6, 2014 for analysts, institutional investors, and shareholders to discuss the fiscal 2014 third quarter results, fiscal year 2014 outlook and a general business update. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (888) 895-5260 or International (443) 842-7595
Conference ID: 51003273
The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.
A replay of the call will be available beginning at 6:30 p.m. Eastern time on March 6, 2014, and continuing until April 7, 2014, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 51003273. The webcast will be available for replay March 7, 2014 at http://investors.hrblock.com.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world's largest consumer tax services provider. More than 625 million tax returns have been prepared worldwide by and through H&R Block since 1955. In fiscal 2013, H&R Block had annual revenues of $2.9 billion with 24.8 million tax returns prepared worldwide. Tax return preparation services are provided in over 11,000 company-owned and franchise retail tax offices worldwide by professional tax preparers, and through H&R Block digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Newsroom.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address

[3]
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure, which the company finds relevant when measuring its performance. The company also reports adjusted financial performance, which it believes is a better indication of the company's recurring operations. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management's plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com
TABLES FOLLOW

[3]
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure, which the company finds relevant when measuring its performance. The company also reports adjusted financial performance, which it believes is a better indication of the company's recurring operations. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

KEY OPERATING RESULTS	(unaudited, amounts in thousands, except per share data)
	Three months ended January 31,
	Revenues		Income (loss)
	2014	2013	2014	2013

Tax Services	$193,996	$464,634	$(322,099)	$(64,189)
Corporate and Eliminations	5,774	7,345	(25,726)	(32,079)
	$199,770	$471,979	(347,825)	(96,268)
Income tax benefit			(135,074)	(79,353)
Net loss from continuing operations			(212,751)	(16,915)
Net loss from discontinued operations			(1,960)	(793)
Net loss			$(214,711)	$(17,708)

Basic and diluted loss per share:
Continuing operations			$(0.78)	$(0.06)
Discontinued operations			—	(0.01)
Consolidated			$(0.78)	$(0.07)

Basic and diluted shares			274,110	271,542

	Nine months ended January 31,
	Revenues		Income (loss)
	2014	2013	2014	2013

Tax Services	$443,727	$684,706	$(625,807)	$(335,203)
Corporate and Eliminations	17,578	21,025	(85,874)	(92,622)
	$461,305	$705,731	(711,681)	(427,825)
Income tax benefit			(282,645)	(204,061)
Net loss from continuing operations			(429,036)	(223,764)
Net loss from discontinued operations			(5,805)	(6,628)
Net loss			$(434,841)	$(230,392)

Basic and diluted loss per share:
Continuing operations			$(1.57)	$(0.82)
Discontinued operations			(0.02)	(0.02)
Consolidated			$(1.59)	$(0.84)

Basic and diluted shares			273,699	273,281

CONSOLIDATED BALANCE SHEETS	(amounts in thousands, except per share data)
As of	January 31, 2014	January 31, 2013	April 30, 2013
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$437,404	$418,385	$1,747,584
Cash and cash equivalents — restricted	44,855	37,958	117,837
Receivables, net	677,221	949,160	206,835
Prepaid expenses and other current assets	345,231	331,046	390,087
Total current assets	1,504,711	1,736,549	2,462,343
Mortgage loans held for investment, net	282,149	357,887	338,789
Investments in available-for-sale securities	443,770	396,312	486,876
Property and equipment, net	314,565	273,450	267,880
Intangible assets, net	318,719	288,238	284,439
Goodwill	437,386	435,256	434,782
Other assets	213,987	444,804	262,670
Total assets	$3,515,287	$3,932,496	$4,537,779
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Commercial paper borrowings	$194,984	$424,967	$—
Customer banking deposits	806,887	1,036,968	936,464
Accounts payable, accrued expenses and other current liabilities	520,121	479,660	523,921
Accrued salaries, wages and payroll taxes	108,583	103,538	134,970
Accrued income taxes	23,375	17,348	416,128
Current portion of long-term debt	400,570	713	722
Total current liabilities	2,054,520	2,063,194	2,012,205
Long-term debt	505,959	906,012	905,958
Other noncurrent liabilities	268,049	328,402	356,069
Total liabilities	2,828,528	3,297,608	3,274,232
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	3,166	3,166	3,166
Additional paid-in capital	762,102	747,398	752,483
Accumulated other comprehensive income (loss)	(4,776)	9,055	10,550
Retained earnings	734,233	723,676	1,333,445
Less treasury shares, at cost	(807,966)	(848,407)	(836,097)
Total stockholders’ equity	686,759	634,888	1,263,547
Total liabilities and stockholders’ equity	$3,515,287	$3,932,496	$4,537,779

CONSOLIDATED STATEMENTS OF OPERATIONS		(unaudited, in 000s, except per share amounts)
	Three months ended		Nine months ended
	January 31,		January 31,
	2014	2013	2014	2013
REVENUES:
Service revenues	$138,613	$362,194	$358,845	$558,528
Product and other revenues	23,788	71,485	43,268	89,171
Interest income	37,369	38,300	59,192	58,032
	199,770	471,979	461,305	705,731
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	160,830	160,081	267,668	254,430
Occupancy and equipment	88,387	84,710	249,481	247,059
Provision for bad debt and loan losses	31,420	43,028	45,760	51,398
Interest	14,443	19,428	43,203	64,895
Depreciation of property and equipment	23,054	18,381	60,002	49,111
Other	45,403	51,990	128,340	116,160
	363,537	377,618	794,454	783,053
Selling, general and administrative	174,448	186,997	365,237	352,802
	537,985	564,615	1,159,691	1,135,855
Operating loss	(338,215)	(92,636)	(698,386)	(430,124)
Other income (expense), net	(9,610)	(3,632)	(13,295)	2,299
Loss from continuing operations before income tax benefit	(347,825)	(96,268)	(711,681)	(427,825)
Income tax benefit	(135,074)	(79,353)	(282,645)	(204,061)
Net loss from continuing operations	(212,751)	(16,915)	(429,036)	(223,764)
Net loss from discontinued operations	(1,960)	(793)	(5,805)	(6,628)
NET LOSS	$(214,711)	$(17,708)	$(434,841)	$(230,392)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.78)	$(0.06)	$(1.57)	$(0.82)
Discontinued operations	—	(0.01)	(0.02)	(0.02)
Consolidated	$(0.78)	$(0.07)	$(1.59)	$(0.84)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Nine months ended January 31,	2014	2013

NET CASH USED IN OPERATING ACTIVITIES	$(1,120,322)	$(1,311,926)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(45,158)	(108,351)
Maturities of and payments received on available-for-sale securities	72,502	86,808
Principal payments on mortgage loans held for investment, net	35,320	31,205
Capital expenditures	(125,654)	(96,063)
Payments made for business acquisitions, net of cash acquired	(37,865)	(20,662)
Proceeds received on notes receivable	64,865	—
Franchise loans:
Loans funded	(62,039)	(68,874)
Payments received	17,893	9,594
Other, net	12,227	(13,973)
Net cash used in investing activities	(67,909)	(180,316)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of commercial paper and other short-term borrowings	(80,930)	(789,271)
Proceeds from issuance of commercial paper and other short-term borrowings	275,914	1,214,238
Repayments of long-term debt	—	(636,621)
Proceeds from issuance of long-term debt	—	497,185
Customer banking deposits, net	(124,947)	208,753
Dividends paid	(164,134)	(162,692)
Repurchase of common stock, including shares surrendered	(6,047)	(340,298)
Proceeds from exercise of stock options	28,083	11,529
Other, net	(29,872)	(36,113)
Net cash used in financing activities	(101,933)	(33,290)

Effects of exchange rate changes on cash	(20,016)	(417)

Net decrease in cash and cash equivalents	(1,310,180)	(1,525,949)
Cash and cash equivalents at beginning of the period	1,747,584	1,944,334
Cash and cash equivalents at end of the period	$437,404	$418,385

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$87,672	$104,986
Interest paid on borrowings	43,297	62,160
Interest paid on deposits	1,696	4,377
Transfers of foreclosed loans to other assets	6,389	7,208
Accrued additions to property and equipment	4,113	1,001
Transfer of mortgage loans held for investment to held for sale	7,608	—

U.S. TAX OPERATING DATA						(in 000s)
	Nine months ended			Ten months ended
	January 31,			February 28,
	2014	2013	% Change	2014	2013	% Change
Tax Returns Prepared: (1,2)
H&R Block Company-Owned Operations	1,516	1,724	(12.1)%	4,689	5,287	(11.3)%
H&R Block Franchise Operations	1,037	1,114	(6.9)%	3,131	3,313	(5.5)%
Total H&R Block Assisted Returns	2,553	2,838	(10.0)%	7,820	8,600	(9.1)%

H&R Block Desktop (3)	137	143	(4.2)%	833	824	1.1%
H&R Block Online (3)	654	865	(24.4)%	2,683	2,714	(1.1)%
Sub-Total (3)	791	1,008	(21.5)%	3,516	3,538	(0.6)%

H&R Block Free File Alliance (3)	64	65	(1.5)%	436	367	18.8%
Total H&R Block Tax Software (3)	855	1,073	(20.3)%	3,952	3,905	1.2%
Total H&R Block U.S. Returns	3,408	3,911	(12.9)%	11,772	12,505	(5.9)%

(1)	Prior year numbers have been reclassified between company-owned and franchise operations for offices which were refranchised during either year.

(2)	Amounts shown include 1.8 million and 0.2 million returns at January 31, 2014 and 2013, respectively, which were completed as of January 31, but not yet electronically filed.

(3)	Previously reported tax software return counts for fiscal year 2013 has been restated to primarily reflect accepted e-files. No changes were made to previously reported assisted return counts.

HISTORICAL FULL YEAR U.S. TAX OPERATING DATA (REVISED)			(in 000s)
	Fiscal Year
	2013	2012	2011
Tax Returns Prepared:
H&R Block Company-Owned Operations	8,907	9,207	9,168
H&R Block Franchise Operations	5,598	5,693	5,588
Total H&R Block Assisted Returns	14,505	14,900	14,756

H&R Block Desktop (1)	2,055	2,124	2,013
H&R Block Online (1)	4,356	3,932	3,314
Sub-Total (1)	6,411	6,056	5,327

H&R Block Free File Alliance (1)	663	721	659
Total H&R Block Tax Software (1)	7,074	6,777	5,986
Total H&R Block U.S. Returns	21,579	21,677	20,742

(1)
Previously reported tax software return counts for fiscal years 2013 and prior have been restated to primarily reflect accepted e-files. No changes were made to previously reported assisted return counts.

TAX SERVICES – FINANCIAL RESULTS			(unaudited, amounts in 000s)
	Three months ended		Nine months ended
	January 31,		January 31,
	2014	2013	2014	2013
Tax preparation fees:
U.S.	$72,108	$254,225	$123,145	$296,865
International	9,253	19,960	82,915	85,543
	81,361	274,185	206,060	382,408
Royalties	15,061	56,211	31,150	71,692
Fees from refund anticipation checks	15,542	44,706	21,282	49,176
Fees from Emerald Card	12,689	11,379	37,299	31,716
Fees from Peace of Mind® guarantees	12,684	11,950	59,661	57,505
Interest and fee income on Emerald Advance	27,656	28,399	28,602	30,074
Other	29,003	37,804	59,673	62,135
Total revenues	193,996	464,634	443,727	684,706

Compensation and benefits:
Field wages	136,885	136,532	226,320	214,230
Other wages	41,629	37,039	112,029	105,998
Benefits and other compensation	34,696	32,369	72,811	65,908
	213,210	205,940	411,160	386,136
Occupancy and equipment	88,148	84,631	250,332	246,749
Marketing and advertising	77,852	99,262	97,435	118,100
Depreciation and amortization	31,819	24,557	81,253	68,421
Bad debt	31,420	39,528	38,535	41,148
Supplies	7,387	8,724	14,355	15,155
Other	66,259	66,181	176,464	144,200
Total expenses	516,095	528,823	1,069,534	1,019,909
Pretax loss	$(322,099)	$(64,189)	$(625,807)	$(335,203)

NON-GAAP FINANCIAL MEASURES	(unaudited, amounts in thousands, except per share amounts)
	Three months ended January 31, 2014
	Revenues	Expenses	EBITDA	Pretax income (loss)	Net income (loss)	EPS

As reported - from continuing operations	$199,770	$537,985	$(301,571)	$(347,825)	$(212,751)	$(0.78)

Adjustments:
Loss contingencies - litigation	—	346	346	346	207	—
Impairment of goodwill and intangible assets	—	11	11	11	7	—
Severance	—	1,092	1,092	1,092	648	—
Professional fees related to HRB Bank transaction	—	171	171	171	95	—
Gain on sales of tax offices	—	(616)	(616)	(616)	(372)	—
Discrete tax items	—	—	—	—	3,238	0.01
	—	1,004	1,004	1,004	3,823	0.01

As adjusted - from continuing operations	$199,770	$536,981	$(300,567)	$(346,821)	$(208,928)	$(0.77)

	Three months ended January 31, 2013
	Revenues	Expenses	EBITDA	Pretax income (loss)	Net income (loss)	EPS

As reported - from continuing operations	$471,979	$564,615	$(52,202)	$(96,268)	$(16,915)	$(0.06)

Adjustments:
Loss contingencies - litigation	—	(190)	(190)	(190)	(126)	—
Impairment of goodwill and intangible assets	—	—	—	—	3	—
Severance	—	(582)	(582)	(582)	(355)	—
Professional fees related to HRB Bank transaction	—	383	383	383	235	—
Loss on extinguishment of debt	—	5,790	5,790	5,790	3,552	—
Gain on sales of tax offices	—	(352)	(352)	(352)	(217)	0.01
Discrete tax items	—	—	—	—	(42,852)	(0.16)
	—	5,049	5,049	5,049	(39,760)	(0.15)

As adjusted - from continuing operations	$471,979	$559,566	$(47,153)	$(91,219)	$(56,675)	$(0.21)

NON-GAAP FINANCIAL MEASURES	(unaudited, amounts in thousands, except per share amounts)

	Nine months ended January 31, 2014
	Revenues	Expenses	EBITDA	Pretax income (loss)	Net income (loss)	EPS

As reported - from continuing operations	$461,305	$1,159,691	$(587,125)	$(711,681)	$(429,036)	$(1.57)

Adjustments:
Loss contingencies - litigation	—	1,069	1,069	1,069	650	—
Impairment of goodwill and intangible assets	—	11	11	11	7	—
Severance	—	4,025	4,025	4,025	2,447	0.01
Professional fees related to HRB Bank transaction	—	1,978	1,978	1,978	1,203	—
Gain on sales of tax offices	—	(1,215)	(1,215)	(1,215)	(739)	—
Discrete tax items	—	—	—	—	(3,666)	(0.01)
	—	5,868	5,868	5,868	(98)	—

As adjusted - from continuing operations	$461,305	$1,153,823	$(581,257)	$(705,813)	$(429,134)	$(1.57)

	Nine months ended January 31, 2013
	Revenues	Expenses	EBITDA	Pretax income (loss)	Net income (loss)	EPS

As reported - from continuing operations	$705,731	$1,135,855	$(295,688)	$(427,825)	$(223,764)	$(0.82)

Adjustments:
Loss contingencies - litigation	—	(4,943)	(4,943)	(4,943)	(3,032)	(0.01)
Impairment of goodwill and intangible assets	—	1,421	1,421	1,421	872	—
Severance	—	475	475	475	291	—
Professional fees related to HRB Bank transaction	—	430	430	430	264	—
Loss on extinguishment of debt	—	5,790	5,790	5,790	3,552	—
Gain on sales of tax offices	—	(876)	(876)	(876)	(537)	0.01
Discrete tax items	—	—	—	—	(38,679)	(0.14)
	—	2,297	2,297	2,297	(37,269)	(0.14)

As adjusted - from continuing operations	$705,731	$1,133,558	$(293,391)	$(425,528)	$(261,033)	$(0.96)

		Three months ended		Nine months ended
		January 31,		January 31,
EBITDA		2014	2013	2014	2013

Net loss from continuing operations - as reported		$(212,751)	$(16,915)	$(429,036)	$(223,764)

Add back :
Income taxes		(135,074)	(79,353)	(282,645)	(204,061)
Interest expense		14,443	19,428	43,203	64,895
Depreciation and amortization		31,811	24,638	81,353	67,242
		(88,820)	(35,287)	(158,089)	(71,924)

EBITDA from continuing operations		$(301,571)	$(52,202)	$(587,125)	$(295,688)

NON-GAAP FINANCIAL MEASURES	(unaudited, amounts in thousands, except per share amounts)
	Three months ended		Nine months ended
	January 31,		January 31,
Supplemental Information	2014	2013	2014	2013

Stock-based compensation expense:
Pretax	$4,715	$3,677	$15,477	$11,414
After-tax	2,809	2,271	9,410	7,001
Amortization of intangible assets:
Pretax	$8,757	$6,256	$21,351	$18,130
After-tax	5,256	3,862	12,981	11,121

ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures in other companies.
We consider non-GAAP financial measures to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:

▪	We exclude from our non-GAAP financial measures litigation charges we incur and favorable reserve adjustments. This does not include legal defense costs.

▪	We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.

▪	We exclude from our non-GAAP financial measures severance and other restructuring charges in connection with the termination of personnel, closure of offices and related costs.

▪	We exclude from our non-GAAP financial measures the gains and losses on business dispositions, including investment banking, legal and accounting fees.

▪	We exclude from our non-GAAP financial measures the gains and losses on extinguishment of debt.

▪	We exclude from our non-GAAP financial measures the effects of discrete income tax reserve and related adjustments recorded in a specific quarter.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA, adjusted EBITDA, adjusted pretax and net income (loss) of continuing operations and adjusted EPS. We also use EBITDA and pretax income of continuing operations as performance metrics in incentive compensation calculations for our employees. These adjusted results eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance.